Exhibit 99.1

Surf Air Mobility Announces Oliver Reeves as Chief Financial Officer

Bryce Van promoted to Chief Accounting Officer; Deanna White to become Senior Advisor

LOS ANGELES — December 27, 2023 — Surf Air Mobility Inc. (NYSE: SRFM), the air mobility platform transforming regional flying through electrification, today announced that Oliver Reeves will join the Company as Chief Financial Officer. Mr. Reeves will lead the Company’s financial and capital markets strategies leveraging his nearly two decades of experience in the investment management, enterprise technology, and insurance industries. He will start his new role in January, 2024. Mr. Reeves recently worked at Xinuos, Inc., where he served as the Chief Strategy Officer since 2019.

“We are very pleased to have Oliver join us on our journey to electrify regional air mobility,” said Stan Little, CEO of Surf Air Mobility. “He is a seasoned financial executive with a proven track record at both the strategic and operational levels. Oliver will play a pivotal role in steering our financial strategy and supporting our growth initiatives. His broad strategic expertise and financial acumen fit very well within our executive team as we look to the future and continue to pioneer innovations in green flying.”

Mr. Reeves will succeed Deanna White, who has served as Surf Air’s Chief Administrative Officer and then as Chief Financial Officer. Ms. White, who joined Surf Air Mobility in 2021 to help take the company through its public listing, will become a Senior Advisor to both Surf Air Mobility and the Surf Air Board of Directors. Ms. White’s expertise across public company finance and the airline industry has helped position Surf Air Mobility for significant future growth.

“Deanna has been a valuable member of our senior executive team, and her expertise in aviation and aerospace has served us well these last three years as we brought Surf Air Mobility public,” said Mr. Little. “We are honored that Deanna will continue to serve the company full-time as a Senior Advisor, even as she begins to move toward retirement.”

Exhibit 99.1

“I am very excited to join this pioneering company that has already become a key player in regional air mobility,” said Oliver Reeves, incoming CFO of Surf Air. “It is an honor to be involved in the electrification of air travel and to move toward a more prosperous future for our investors and our customers.”

“Surf Air Mobility is a phenomenal company committed to serving its customers,” said Ms. White. “I am grateful for the time I’ve spent here, and I’m excited to continue to serve both the company and the board of directors as a Senior Advisor.”

The company has also promoted Bryce Van to the role of Chief Accounting Officer from his current position as Vice President, Controller.

More About Oliver Reeves

Since 2019, Mr. Reeves has served as Chief Strategy Officer of Xinuos, Inc., the developer and licensor of the UnixWare and OpenServer operating systems. Xinuos and its predecessor companies have provided enterprise customers with operating systems with a reputation for stability and rock-solid performance in mission critical contexts for over 40 years. Earlier in his career, prior to joining Xinuos as an Executive Vice President in 2016, having consulted with the company since 2014, Mr. Reeves gained investment experience by holding several asset management positions: first as an Investment Analyst at Coliseum Capital Management then as a Vice President at Gerson Global Advisors and finally as a Senior Vice President at Phoenix Star Capital. Mr. Reeves started his career as an Associate in the M&A Group at Aon. Mr. Reeves received his MBA from Columbia Business School where he participated in the prestigious “Value Investing Program” and graduated Summa Cum Laude from Babson College.

About Surf Air Mobility

Surf Air Mobility is a Los Angeles-based regional air mobility platform expanding the category of regional air travel to reinvent flying through the power of electrification. In an effort to substantially reduce the cost and environmental impact of flying and as the operator of the largest commuter airline in the US, Surf Air Mobility intends to develop powertrain technology with its commercial partners to electrify existing fleets and bring electrified aircraft to market at scale. The

Exhibit 99.1

management team has deep experience and expertise across aviation, electrification, and consumer technology.

Media Contacts

Surf Air Mobility: press@surfair.com